UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 11, 2013

Allstate Life Insurance Company

(Exact name of registrant as specified in charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.         Results of Operations and Financial Condition.

The registrant furnishes below its Consolidated Statements of Operations for the three years ended December 31, 2012, 2011 and 2010 and Consolidated Statements of Financial Position as of December 31, 2012 and 2011, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and certain non-GAAP measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions)	Year Ended December 31,
	2012	2011	2010

Revenues
Premiums	$593	$624	$592
Contract charges	1,029	1,008	991
Net investment income	2,597	2,637	2,760
Realized capital gains and losses:
Total other-than-temporary impairment losses	(60)	(279)	(591)
Portion of loss recognized in other comprehensive income	(8)	(14)	(45)
Net other-than-temporary impairment losses recognized in earnings	(68)	(293)	(636)
Sales and other realized capital gains and losses	52	683	123
Total realized capital gains and losses	(16)	390	(513)
	4,203	4,659	3,830

Costs and expenses
Contract benefits	1,521	1,502	1,496
Interest credited to contractholder funds	1,289	1,608	1,764
Amortization of deferred policy acquisition costs	324	430	220
Operating costs and expenses	437	394	408
Restructuring and related charges	--	1	(3)
Interest expense	45	45	44
	3,616	3,980	3,929

Gain on disposition of operations	18	15	14

Income (loss) from operations before income tax expense (benefit)	605	694	(85)

Income tax expense (benefit)	179	225	(45)

Net income (loss)	$426	$469	$(40)

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value data)	December 31,
	2012	2011

Assets
Investments
Fixed income securities, at fair value (amortized cost $41,194 and $43,481)	$44,876	$45,428
Mortgage loans	5,943	6,546
Equity securities, at fair value (cost $310 and $143)	345	179
Limited partnership interests	1,924	1,612
Short-term, at fair value (amortized cost $875 and $593)	875	593
Policy loans	836	833
Other	1,067	1,086
Total investments	55,866	56,277

Cash	341	310
Deferred policy acquisition costs	1,834	2,165
Reinsurance recoverables	4,570	4,457
Accrued investment income	489	520
Other assets	401	406
Separate Accounts	6,610	6,984
Total assets	$70,111	$71,119

Liabilities
Contractholder funds	$38,634	$41,669
Reserve for life-contingent contract benefits	14,117	13,666
Unearned premiums	20	23
Payable to affiliates, net	111	97
Other liabilities and accrued expenses	1,286	1,092
Deferred income taxes	1,524	821
Notes due to related parties	496	700
Separate Accounts	6,610	6,984
Total liabilities	62,798	65,052

Shareholder’s Equity
Redeemable preferred stock - series A, $100 par value, 1,500,000 shares authorized, none issued	--	--
Redeemable preferred stock - series B, $100 par value, 1,500,000 shares authorized, none issued	--	--
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	3,190	3,190
Retained income	2,485	2,060
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital losses on fixed income securities with OTTI	(5)	(103)
Other unrealized net capital gains and losses	2,405	1,380
Unrealized adjustment to DAC, DSI and insurance reserves	(766)	(464)
Total unrealized net capital gains and losses	1,634	813
Unrealized foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive income	1,633	812

Total shareholder’s equity	7,313	6,067

Total liabilities and shareholder’s equity	$70,111	$71,119

Definitions of Non-GAAP Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP measures.  Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income (loss) is net income (loss), excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income (loss),

•                  valuation changes on embedded derivatives that are not hedged, after-tax,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses or valuation changes on embedded derivatives that are not hedged, after-tax,

•                  gain (loss) on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss).

We use operating income (loss) as an important measure to evaluate our results of operations.  We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, valuation changes on embedded derivatives that are not hedged, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses, valuation changes on embedded derivatives that are not hedged and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, operating income (loss) includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income (loss), we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g., net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income (loss) excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income (loss) is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income (loss) is used by management along with the other components of net income (loss) to assess our performance.  We use adjusted measures of operating income (loss) in incentive compensation.  Therefore, we believe it is useful for investors to evaluate net income (loss), operating income (loss) and their components separately and in the aggregate when reviewing and evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income (loss) results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance.  We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses operating income (loss) as the denominator.  Operating income (loss) should not be considered as a substitute for net income (loss) and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income (loss).

($ in millions)	Year Ended December 31,
	2012	2011	2010
Operating income	$416	$370	$359

Realized capital gains and losses	(16)	390	(513)
Income tax benefit (expense)	6	(139)	179
Realized capital gains and losses, after-tax	(10)	251	(334)
Valuation changes on embedded derivatives that are not hedged, after-tax	82	(12)	--
DAC and DSI amortization relating to realized capital gains and losses and valuation changes on embedded derivatives that are not hedged, after-tax	(42)	(108)	(29)
DAC and DSI unlocking relating to realized capital gains and losses, after-tax	4	3	(12)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(36)	(45)	(33)
Gain on disposition of operations, after-tax	12	10	9
Net income (loss)	$426	$469	$(40)

Operating income return on shareholder’s equity is a ratio that uses a non-GAAP measure.  It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses.  Return on shareholder’s equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of shareholder’s equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net income and return on shareholder’s equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on shareholder’s equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends.  A byproduct of excluding the items noted above to determine operating income return on shareholder’s equity from return on shareholder’s equity is the transparency and understanding of their significance to return on shareholder’s equity variability and profitability while recognizing these or similar items may recur in subsequent periods.  Therefore, we believe it is useful for investors to have operating income return on shareholder’s equity and return on shareholder’s equity when evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on shareholder’s equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital.  Operating income return on shareholder’s equity should not be considered as a substitute for return on shareholder’s equity and does not reflect the overall profitability of our business.

The following table reconciles return on shareholder’s equity and operating income return on shareholder’s equity.

($ in millions)	For the twelve months ended December 31,
	2012	2011
Return on shareholder’s equity

Numerator:
Net income	$426	$469

Denominator:
Beginning shareholder’s equity	$6,067	$5,319
Ending shareholder’s equity	7,313	6,067

Average shareholder’s equity	$6,690	$5,693

Return on shareholder’s equity	6.4%	8.2%

Operating income return on shareholder’s equity

Numerator:
Operating income	$416	$370

Denominator:
Beginning shareholder’s equity	$6,067	$5,319
Unrealized net capital gains and losses	813	538
Adjusted beginning shareholder’s equity	5,254	4,781

Ending shareholder’s equity	7,313	6,067
Unrealized net capital gains and losses	1,634	813
Adjusted ending shareholder’s equity	5,679	5,254

Average adjusted shareholder’s equity	$5,467	$5,018

Operating income return on shareholder’s equity	7.6%	7.4%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By /s/ Samuel H. Pilch

Name: Samuel H. Pilch
Title: Senior Group Vice President and Controller

Date: February 11, 2013